                                                                       EXHIBIT A




                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES


                      CONSOLIDATED FINANCIAL STATEMENTS AND
                            SUPPLEMENTARY INFORMATION


                 For the Years Ended November 30, 1997 and 1996




                             MARCUM & KLIEGMAN LLP
                   Certified Public Accountants & Consultants

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES


                                    CONTENTS




                                                                           Page
                                                                           ----
INDEPENDENT AUDITORS' REPORT                                                   1


CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets                                                2-4
  Consolidated Statements of Operations                                      5-6
  Consolidated Statements of Stockholders' Deficiency                          7
  Consolidated Statements of Cash Flows                                     8-10


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                 11-29


INDEPENDENT AUDITORS' REPORT ON CONSOLIDATED
  SUPPLEMENTARY INFORMATION                                                   30

  Consolidated Schedules of Cost of Revenues                                  31
  Consolidated Schedules of Laboratory Expenses                               31
  Consolidated Schedules of Store and Selling Expenses                        32
  Consolidated Schedules of General and Administrative Expenses               33




                             MARCUM & KLIEGMAN LLP
                   Certified Public Accountants & Consultants

                       [MARCUM & KLIEGMAN LLP Letterhead]




                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders of General Vision Services, Inc. and Subsidiaries



We have audited the accompanying consolidated balance sheets of General Vision Services, Inc. and Subsidiaries as of November 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of General Vision Services, Inc. and Subsidiaries as of November 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        /s/ MARCUM & KLIEGMAN LLP
                                        -------------------------




March 17, 1998, except for Note 24 as to which the date is May 1, 1998

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           November 30, 1997 and 1996



                                     ASSETS



                                                                  1997          1996
                                                               ----------    ----------
CURRENT ASSETS
  Cash and cash equivalents                                    $  154,141    $  123,765
  Accounts receivable, less allowance for doubtful accounts
   of $78,474 and $7,500 in 1997 and 1996, respectively         2,172,420     1,396,121
  Current maturities of notes receivable                          697,373       306,436
  Inventories                                                   1,015,721     1,339,196
  Prepaid expenses and other current assets                        51,436        51,952
                                                               ----------    ----------


     Total Current Assets                                       4,091,091     3,217,470
                                                               ----------    ----------


PROPERTY AND EQUIPMENT, Net                                       739,895       883,455
                                                               ----------    ----------


OTHER ASSETS
  Intangible assets, net                                          504,486       485,874
  Deferred merger costs                                           797,481           -0-
  Due from related entity                                         188,844           -0-
  Investment in affiliates                                        638,082       250,000
  Note receivable, net of current maturities                      422,496       361,112
  Security deposits and other assets                              139,547       136,133
  Cash surrender value - officers' life insurance,
   net of loans of $19,356 in 1996                                  - 0 -        51,652
                                                               ----------    ----------



     Total Other Assets                                         2,690,936     1,284,771
                                                               ----------    ----------


     TOTAL ASSETS                                              $7,521,922    $5,385,696
                                                               ==========    ==========




   The accompanying notes are an integral part of these financial statements.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           November 30, 1997 and 1996



                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY



                                                               1997          1996
                                                            ----------    ----------
CURRENT LIABILITIES
  Accounts payable                                          $2,306,800    $1,540,695
  Accrued expenses                                             876,713       889,903
  Loan payable, bank                                         1,124,289     1,118,342
  Current maturities of long-term debt                         309,174       397,320
  Customer deposits                                            119,014       156,325
  Trade notes payable                                            - 0 -        50,996
  Current maturities of notes payable, stockholders            297,351       405,212
  Income taxes payable                                           - 0 -        13,667
  Deferred income taxes                                           - 0-       139,000
                                                            ----------    ----------

     Total Current Liabilities                               5,033,341     4,711,460


OTHER LIABILITIES
  Long-term debt, net of current maturities                    343,533       264,975
  Deferred commissions payable                                 175,041       207,286
  Deferred revenue                                                 -0-       100,000
  Notes payable, stockholders, net of current maturities     2,697,582       121,941
  Security deposits                                              7,000         7,000
                                                            ----------    ----------


     Total Other Liabilities                                 3,223,156       701,202
                                                            ----------    ----------


     TOTAL LIABILITIES (Forward)                            $8,256,497    $5,412,662




   The accompanying notes are an integral part of these financial statements.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           November 30, 1997 and 1996



               LIABILITIES AND STOCKHOLDERS' DEFICIENCY, Continued



                                                              1997            1996
                                                          -----------     -----------
COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' DEFICIENCY
  Common stock, $.0001 par value, 200,000,000
    shares authorized, 32,878,135 shares issued and
    26,707,278 and 27,007,278 outstanding in 1997 and
    1996, respectively                                          3,288           3,288
  Additional contributed capital                            1,123,184       1,123,184
  Accumulated deficit                                      (1,252,631)       (633,438)
                                                          -----------     -----------
                                                             (126,159)        493,034
  Less: Treasury stock, 6,170,857 and 5,870,857 shares
           at cost in 1997 and 1996, respectively            (608,416)       (520,000)
                                                          -----------     -----------


     TOTAL STOCKHOLDERS' DEFICIENCY                          (734,575)        (26,966)
                                                          -----------     -----------


     TOTAL LIABILITIES AND
      STOCKHOLDERS' DEFICIENCY                            $ 7,521,922     $ 5,385,696
                                                          ===========     ===========




   The accompanying notes are an integral part of these financial statements.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 For the Years Ended November 30, 1997 and 1996




                                                         1997             1996
                                                     ------------     ------------
REVENUES
  Retail sales                                       $ 19,788,441     $ 19,126,187
  Provider sales and sales of provider agreements       3,912,989        1,686,330
                                                     ------------     ------------

     TOTAL REVENUES                                    23,701,430       20,812,517
                                                     ------------     ------------

COST OF REVENUES
  Cost of retail sales                                  6,956,280        6,914,899
  Cost of provider sales                                2,913,721        1,075,637
                                                     ------------     ------------

     TOTAL COST OF REVENUES                             9,870,001        7,990,536
                                                     ------------     ------------

     GROSS PROFIT                                      13,831,429       12,821,981
                                                     ------------     ------------

OPERATING EXPENSES
  Store and selling expenses                            9,854,114        9,598,799
  General and administrative expenses                   3,224,781        2,356,319
  Distribution of store profits                           560,888          536,748
  Loss on disposal of laboratory                          650,000              -0-
                                                     ------------     ------------

     TOTAL OPERATING EXPENSES                          14,289,783       12,491,866
                                                     ------------     ------------

     OPERATING (LOSS) INCOME                             (458,354)         330,115
                                                     ------------     ------------

OTHER INCOME (EXPENSE)
  Gain on sale of store interest                          100,000          168,000
  Gain on sale of stores                                    1,363          119,317
  Gain on sale of Hearing Aid Division                        -0-          488,740
  Interest income                                          14,073            7,301
  Interest expense                                       (393,379)        (351,395)
                                                     ------------     ------------

     TOTAL OTHER  (EXPENSE) INCOME                   $   (277,943)    $    431,963
                                                     ------------     ------------




   The accompanying notes are an integral part of these financial statements.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                 For the Years Ended November 30, 1997 and 1996





                                                         1997            1996
                                                      ---------       ---------
     (LOSS) INCOME BEFORE INCOME TAXES
     AND MINORITY INTEREST                            $(736,297)      $ 762,078

INCOME TAX (BENEFIT) EXPENSE                           (127,104)        175,282
                                                      ---------       ---------

     NET (LOSS) INCOME BEFORE MINORITY
      INTEREST                                         (609,193)        586,796

MINORITY INTEREST IN SUBSIDIARY                         (10,000)         (7,979)
                                                      ---------       ---------

     NET (LOSS) INCOME                                $(619,193)      $ 578,817
                                                      =========       =========




   The accompanying notes are an integral part of these financial statements.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                 For the Years Ended November 30, 1997 and 1996





                                                                 Additional                             Treasury
                                                Common            Paid-in          Accumulated           Stock
                                                Stock             Capital            Deficit            at Cost            Total
                                             -----------        -----------        -----------        -----------       -----------
BALANCE -
  December 1, 1995                           $     3,058        $   743,414        $(1,212,255)       $  (520,000)      $  (985,783)

   Issuance of stock in  exchange for
    investment in affiliate (1,000,000
    shares)                                          100            249,900                                                 250,000

   Issuance of stock in exchange for
    services rendered (1,300,000
    shares)                                          130            129,870                                                 130,000

   Net income                                                                          578,817                              578,817
                                                                -----------                           -----------       -----------

BALANCE -
  November 30, 1996                                3,288          1,123,184           (633,438)          (520,000)          (26,966)

Purchase of treasury stock
 (300,000 shares), at cost                                                                                (88,416)          (88,416)

   Net loss                                                                           (619,193)                            (619,193)
                                             -----------                           -----------        -----------       -----------

BALANCE -
  November 30, 1997                          $     3,288        $ 1,123,184        $(1,252,631)       $  (608,416)      $  (734,575)
                                             ===========        ===========        ===========        ===========       ===========




   The accompanying notes are an integral part of these financial statements.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the Years Ended November 30, 1997 and 1996


                                                                 1997            1996
                                                             -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income                                          $  (619,193)    $   578,817
                                                             -----------     -----------
  Adjustments to reconcile net (loss) income  to net
   cash used in operating activities:
    Stock compensation                                               -0-         130,000
    Depreciation and amortization                                308,356         356,446
    Sale of provider agreements                                  (56,000)       (550,000)
    Gain on sale of store interest                              (100,000)       (168,000)
    Gain on sale of store                                         (1,363)       (119,317)
    Gain on sale of Hearing Aid Division                             -0-        (488,740)
    Bad debt expense                                             238,974             -0-
    Increase (decrease) in cash attributable to changes
     in assets and liabilities:
      Accounts receivable                                       (847,273)       (163,068)
      Inventories                                                 81,673        (112,261)
      Prepaid expenses and other current assets                      516          11,194
      Security deposits and other assets                          (3,415)         (1,331)
      Accounts payable                                           766,105        (311,281)
      Accrued expenses                                           (87,738)        (10,068)
      Customer deposits                                          (37,311)         36,249
      Trade notes payable                                        (50,996)       (186,085)
      Deferred commissions payable                               (32,245)        (27,638)
      Income tax payable                                         (13,667)         13,667
      Deferred income taxes                                     (139,000)        139,000
                                                             -----------     -----------

      TOTAL ADJUSTMENTS                                           26,616      (1,451,233)
                                                             -----------     -----------

      NET CASH USED IN OPERATING ACTIVITIES                     (592,577)       (872,416)
                                                             -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Collection of notes receivable                                  214,680         724,144
  Issuance of notes receivable                                  (505,000)            -0-
  Purchase of fixed assets                                      (161,928)       (153,408)
  Decrease (increase) in cash surrender value - officers'
   life insurance                                                 51,652         (32,808)
  Proceeds from sale of provider agreements                          -0-         130,000
  Proceeds from sale of stores                                       -0-          50,000
  Proceeds from sale of Hearing Aid Division                         -0-          50,000
  Investment in unconsolidated affiliates                       (125,000)            -0-
  Purchase of intangible assets                                 (304,931)        (68,276)
                                                             -----------     -----------

     NET CASH (USED IN) PROVIDED BY INVESTING
      ACTIVITIES                                             $  (830,527)    $   699,652
                                                             -----------     -----------




   The accompanying notes are an integral part of these financial statements.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                 For the Years Ended November 30, 1997 and 1996



                                                             1997            1996
                                                         -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal repayments of long-term debt                 $  (397,405)    $  (760,196)
  Proceeds from of loan payable, bank, net                     5,947       1,118,342
  Proceeds of notes payable, stockholders                  2,352,000         250,692
  Principal repayments of notes payable, stockholders       (229,802)       (342,905)
  Advances to affiliate                                     (188,844)            -0-
  Purchase of treasury stock                                 (88,416)            -0-
                                                         -----------     -----------

     NET CASH PROVIDED BY FINANCING
      ACTIVITIES                                           1,453,480         265,933
                                                         -----------     -----------

     NET INCREASE IN CASH AND CASH EQUIVALENTS                30,376          93,169

CASH AND CASH EQUIVALENTS - Beginning                        123,765          30,596
                                                         -----------     -----------

CASH AND CASH EQUIVALENTS - Ending                       $   154,141     $   123,765
                                                         ===========     ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the years for:

   Interest                                              $   376,924     $   344,281
   Income taxes                                          $    28,964     $    22,615

Noncash investing and financing activities:

   During the year ended November 30, 1997, the Company recognized $100,000 of revenue deferred in the prior year.

   During the year ended November 30, 1997, the Company acquired 40% of the common stock of an unconsolidated affiliate in exchange for cash and $442,336 of inventory, fixed assets and a note payable.

   During the year ended November 30, 1997, the Company acquired 50% of the common stock of an unconsolidated affiliate in exchange for cash and $70,745 of inventory and fixed assets.

   During the year ended November 30, 1997, the Company acquired the remaining 49% of the common stock of a consolidated subsidiary in exchange for a note payable of $144,000.




   The accompanying notes are an integral part of these financial statements.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                 For the Years Ended November 30, 1997 and 1996




Noncash investing and financing activities:, continued

   During the year ended November 30, 1997, the Company sold the common stock held in an unconsolidated affiliate in exchange for a note receivable of $250,000.

   During the year ended November 30, 1997, the Company recognized a gain of $1,363 on the sale of a store in exchange for a note receivable of $24,000.

   During the year ended November 30, 1997, the Company had $74,548 in accrued expenses for deferred merger and acquisition costs.

   During the year ended November 30, 1997, the Company paid for $345,582 of deferred merger and acquisition costs through a note payable.

   During the year ended November 30, 1997, the Company recognized a loss of $168,000 on the write off a note receivable of $168,000.

   During the year ended November 30, 1996, the Company acquired an investment of $250,000 in an affiliate in exchange for common stock issued.

   During the year ended November 30, 1996, the Company recognized gains on the sale of stores of $119,317, in exchange for cash and notes receivable aggregating $185,000.

   During the year ended November 30, 1996, the Company recognized revenue from the sale of provider agreements of $550,000 in exchange for cash and notes receivable of $420,000.

   During the year ended November 30, 1996, the Company recognized a gain on the sale of its Hearing Aid Division of $488,740 in exchange for cash and a note receivable of $450,000.

   During the year ended November 30, 1996, the Company recognized a gain of $168,000 on the sale of a store interest in exchange for a note receivable of $168,000.




   The accompanying notes are an integral part of these financial statements.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - Summary of Significant Accounting Policies

     Nature of Business

     General Vision Services, Inc. and Subsidiaries (the "Company") (a Delaware corporation organized in 1984) operates in the retail optical industry. The Company performs optometric and optical services at its retail stores located throughout the New York City metropolitan area and panel store providers located throughout New York, New Jersey and Florida.

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of General Vision Services, Inc., its wholly-owned subsidiaries, General Vision Services Corp. - N.J., M. LaPorte, Inc. and J.C. Optical, Inc. d/b/a Spectique of Mastic ("Spectique"). All material intercompany accounts and transactions have been eliminated in consolidation.

     Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     The Company has a cash balance in a bank in excess of the maximum amount insured by the FDIC at November 30, 1997 and 1996.

     Property and Equipment

     Property and equipment are stated at cost and are being depreciated or amortized using accelerated and straight-line methods over the estimated useful lives of the related assets.

     Amortization of Intangible Assets

     The costs of intangible assets are being amortized using the straight-line method over their estimated useful lives ranging from five to fifteen years.

     Revenue Recognition

     The Company recognizes revenue from retail sales and provider sales at the time the customer picks up finished goods and/or at the time of completion of services.

     The Company recognizes revenue from sale of provider agreements at closing. The Company had revenues from the sale of provider agreements of $100,216 and $542,500 for the years ended November 30, 1997 and 1996, respectively.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - Summary of Significant Accounting Policies, continued

     Advertising Costs

     Advertising costs are expensed as incurred.

     Net (Loss) Income Per Share

     Net (loss) income per share for the years ended November 30, 1997 and 1996 is computed based on the average number of common shares outstanding during the period. Common stock equivalents were not included in the computation as their effect would be immaterial. Per share amounts are as follows:


                                                             1997         1996
                                                           --------     --------
          Net (loss) income per share                      $   (.02)    $    .02
                                                           ========     ========

     Reclassifications

     Certain amounts from the prior year financial statements been reclassified to conform to the 1997 financial statement presentation.

     Use of Estimates in the Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - Inventories

     Inventories are stated at the lower of cost (first-in, first-out basis) or market and consist of the following at November 30, 1997 and 1996:


                                                         1997            1996
                                                      ----------      ----------
     Frames, lenses  and contact lenses               $  813,091      $1,031,726
     Finished goods                                      125,014         188,021
     Work-in-process                                      30,464          58,629
     Supplies for resale                                  47,152          60,820
                                                      ----------      ----------

          Total                                       $1,015,721      $1,339,196
                                                      ==========      ==========

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 3 - Property and Equipment

     Property and equipment at November 30, 1997 and 1996 consist of the following:


                                                                                          Estimated
                                                         1997             1996          Useful Lives
                                                      ----------       ----------       -------------
     Machinery and equipment                          $  480,303       $  744,937           5-7 years
     Assets under capitalized lease obligations          458,607          576,171           5-7 years
     Furniture and fixtures                            1,133,440        1,069,407           5-7 years
     Leasehold improvements                              517,833          508,237       Life of lease
     Leasehold costs                                     353,805          362,480       Life of lease
                                                      ----------       ----------
                                                      2,943,988         3,261,232
     Less:  accumulated depreciation
               and amortization                        2,204,093        2,377,777
                                                      ----------       ----------

          Total Property and Equipment, Net           $  739,895       $  883,455
                                                      ==========       ==========

     Depreciation and amortization expense amounted to $255,389 and $248,992 for the years ended November 30, 1997 and 1996, respectively.


NOTE 4 - Intangible Assets

     Intangible assets at November 30, 1997 and 1996 consist of the following:


                                                                                    Estimated
                                                       1997           1996         Useful Lives
                                                     --------       --------       ------------
     Goodwill, customer lists and license fees       $520,495       $448,916       5 - 15 years
     Covenant not to compete                           10,000         10,000           10 years
     Acquisition costs                                172,026        172,026           15 years
                                                     --------       --------
                                                      702,521        630,942
     Less:  accumulated amortization                  198,035        145,068
                                                     --------       --------

          Intangible Assets, Net                     $504,486       $485,874
                                                     ========       ========

     Amortization expense amounted to $52,967 and $107,454 for the years ended November 30, 1997 and 1996, respectively. Acquisition costs consists of loan fees of $68,499 in connection with the obtaining of certain bank financing and acquisition costs of $103,527 incurred in connection with the purchase of three stores and certain licensing agreements.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5 - Deferred Merger Costs

     The Company has entered into a stock purchase agreement with Action Industries Inc. (Action), whereby Action will acquire all of the issued and outstanding shares of the Company (see Note 24). In connection with this transaction the Company has incurred $797,481 of merger related expenses on behalf of Action during the year ended November 30, 1997.


NOTE 6 - Notes Receivable

     Notes receivable at November 30, 1997 and 1996 consists of the following:


                                                                           1997           1996
                                                                         --------       --------
     Note receivable from the sale of a 50% interest in the
     Queens Center Store, payable in an installment of $100,000 in February 1996 and the remainder payable monthly
     commencing March 1996 by retaining a 50% share of
     distributable store profits up to a maximum of $1,900 per
     month, with the balance, if any, due November 1999.                 $ 74,756       $ 74,756

     Note receivable from the sale of seven (7) third-party
     provider agreements, due in monthly installments of $2,500 plus interest at 6% commencing October 1, 1996, with the
     balance of principal and accrued interest due in full on
     January 1, 2000.                                                       1,160         88,737

     Note receivable from the sale of the White Plains Store to an entity owned by a stockholder of the Company, due in
     monthly installments of the lesser of $8,607 or 50% of the service fees due to the buyer pursuant to the Provider
     Agreement between the parties, including interest at 6%
     commencing July 1, 1996, secured by the store's assets and
     future service fees.                                                   - 0 -         62,845

     Note receivable from the sale of the Hicksville store and
     sale of a third party provider agreement, due in monthly
     installments of $2,802 including interest at 9% commencing
     November 1, 1996 through October 2001, secured by the store's
     assets.                                                              118,398        133,210

     Note receivable from sale of 50% interest in the Bay Ridge
     Store due in monthly installments of $2,338, without interest
     commencing September 1, 1996 through August 2002.                        -0-        168,000
                                                                         --------       --------

                       (Forward)                                         $194,314       $527,548
                                                                         --------       --------

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 6 - Notes Receivable, continued

                                                                            1997             1996
                                                                         ----------       ----------
                       (Forward)                                         $  194,314       $  527,548

     Note receivable from sale of two (2) third-party provider
     agreements, payable by retaining the provider service fees
     until the note is repaid.                                                   0-           45,000

     Note receivable from the sale of the Hearing Aid Division,
     due without interest and no definite terms of repayment.                   -0-           95,000

     Note receivable from the sale of 41% of the issued and
     outstanding common stock of three unconsolidated affiliates:
     Infinity Optical, Inc., Innovation Vision, Inc. and Horizon
     Eyes, Inc., due in monthly installments of $2,400 including interest at 7% commencing on March 1, 1998 through February
     1, 2005, secured by the common stock (see Note 15).                    250,000              -0-

     Note receivable from the sale of the East Orange store to a third party due in monthly installments of $464 including
     interest at 6% commencing July 1, 1997 through June 2002,
     secured by the store's assets.                                          24,000              -0-

     Note receivable from the sale of two (2) third-party provider agreements, payable by retaining the provider service fees
     until the note is repaid.                                               51,555              -0-

     Note receivable from General Hearing Services, Inc. a
     related entity, due September 1, 1998, interest of 10% paid
     quarterly, secured by the assets of the entity.                        600,000              -0-
                                                                         ----------       ----------

          Total                                                           1,119,869          667,548

     Less:  current maturities                                              697,373          306,436
                                                                         ----------       ----------

          Notes Receivable, net of current maturities                    $  422,496       $  361,112
                                                                         ==========       ==========


NOTE 7 - Due From Related Entity

     At November 30, 1997 the Company was owed $188,844 from an entity related by common officers. The amount represents reimbursement owed for overhead paid by the Company on behalf of the related entity in the normal course of business. The amount due from related entity has no definite repayment terms and is noninterest-bearing.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 8 - Loan Payable, Bank

     On February 1, 1996, the Company established a revolving line of credit with a bank through January 31, 1998 with automatic one year renewals thereafter. Under the agreement, the Company may borrow up to the lesser of $1,200,000 (amended to $1,400,000) or 80% of its eligible accounts receivable, as defined. Interest is payable monthly at the bank's base rate plus 3% and the line is collateralized by the Company's accounts receivable, inventory, certain intangible assets and property and equipment and is guaranteed by the Company's majority stockholder/officer. As security, the Company assigned all of its receivables, present and future to the bank. In addition, the Company must comply with financial covenants relating to net worth and working capital and certain other restrictive covenants. Furthermore, long-term debt and notes payable to stockholders and a former stockholder in the amount of $2,930,692 and $471,771 at November 30, 1997 and 1996, respectively, are subordinated to this credit facility (see Notes 10 and 11).

     Upon establishing this line of credit, the Company borrowed approximately $1,021,000 under the line and simultaneously repaid the loan payable to Amalgamated Bank in the amount of $555,214.

     On December 4, 1997 the Company borrowed an additional $500,000 under a term loan due in weekly installments of $33,333 including interest at the bank's base rate plus 3% commencing January 15, 1998 through April 23, 1998. During the term of this loan, the aggregate indebtedness to the bank may not exceed $2,000,000.


NOTE 9 - Trade Notes Payable

     Trade notes payable at November 30, 1997 and 1996, all of which are personally guaranteed by a stockholder/officer of the Company, consists of the following:


                                                                   1997      1996
                                                                   ----    -------
     Trade note payable - Supreme Optical, Inc., due in monthly installments of $1,846 including interest at 10% through
     November 1997                                                 $-0-    $20,996

     Trade note payable - Nassau Lens Co. Inc., with interest
     payable at 8.75%                                               -0-     30,000
                                                                   ----    -------

          Total Trade Notes Payable                                $-0-    $50,996
                                                                   ====    =======

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 10 - Long-Term Debt

     Long-term debt at November 30, 1997 and 1996 consists of the following:


                                                                       1997        1996
                                                                     --------    --------
     Capitalized equipment lease - due in monthly installments of
     $1,449, including interest at 19% through March 2000,
     collateralized by underlying equipment.                         $ 35,246    $ 44,883

     Capitalized equipment lease, due in monthly installments of
     $1,356, including interest at 8% through June 2000,
     collateralized by underlying equipment.                           40,053      52,574

     Capitalized equipment lease - due in monthly installments of
     $980, including interest at 8% through January 1997,
     collateralized by underlying equipment.                              -0-       2,901

     Note payable, Expressway, due in monthly installments of
     $13,475 including interest at 8% through August 1997,
     collateralized by furniture, equipment, accounts receivable and store leases pertaining to the three stores acquired in
     December 1993.                                                       -0-     117,325

     Capitalized equipment lease - due in monthly installments of
     $1,232, including interest at 11% through July 1997,
     collateralized by underlying equipment.                              -0-       9,447

     Capitalized equipment lease - due in monthly installments of
     $2,675, including interest at 13% through May 1998,
     collateralized by underlying equipment.                           10,415      41,324

     Note payable related to the purchase of treasury stock and stock options, payable in monthly installments of $6,500,
     including interest at 7% through December 1994, then in
     thirty-eight monthly installments of $7,500, including
     interest at 7% through February 1998, with the remaining
     principal balance of $127,925 due March 5, 1998.  This note is subordinated to the Company's credit facility with the
     Bank (see Note 8).                                               160,385     223,971
                                                                     --------    --------

                                      (Forward)                      $246,099    $492,425
                                                                     --------    --------

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 10 - Long-Term Debt, continued

                                                                       1997        1996
                                                                     --------    --------
                          (Forward)                                  $246,099    $492,425

     Loan payable, the bank, due in bi-weekly installments of
     $10,000 plus interest at prime plus 3%, payable monthly
     through April 1997 collateralized by inventory, property and equipment and accounts receivable and the guarantee of an
     officer/stockholder of the Company.                                  -0-     110,000

     Note payable, Pildes, due in monthly installments of $2,494 including interest at 7.6% through January 1997, guaranteed
     by an officer/stockholder of the Company.                            -0-       4,942

     Capitalized equipment lease, due in monthly installments of
     $1,763, including interest at 10.5% through June 1999,
     collateralized by underlying equipment.                           20,478      37,430

     Capitalized equipment lease, due in monthly installments of
     $545, including interest at 8% through May 1999,
     collateralized by underlying equipment.                            9,216      14,774

     Capitalized equipment lease - due in monthly installments
     aggregating $339, including interest at 8% through
     November 1997, collateralized by underlying equipment.               -0-       2,724

     Note payable, 21st Century Optics Inc., an unconsolidated
     affiliate, due in monthly installments of $5,284 including
     interest at 10.23% through November 2002 (see Note 15).          243,817         -0-

     Loan payable, related to the purchase of treasury stock and the remaining 48.34% of the common stock of Spectique,
     payable in 36 monthly installments of $4,446 including
     interest at 7% through August 2000 collateralized by the
     Company's common stock (see Notes 13 and 14).                    133,097         -0-
                                                                     --------    --------

          Total                                                       652,707     662,295

     Less: Current Maturities                                         309,174     397,320
                                                                     --------    --------

          Long-Term Debt                                             $343,533    $264,975
                                                                     ========    ========

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 10 - Long-Term Debt, continued

     Maturities of long-term debt at November 30, 1997 are as follows:


      Year Ending              Loans and
      November 30,           Notes Payable        Capital Leases       Total Amount
      ------------           -------------        --------------       ------------
          1998                  $243,075             $ 66,099            $309,174
          1999                    92,665               34,490             127,155
          2000                    87,559               14,818             102,377
          2001                    54,041                  -0-              54,041
          2002                    59,960                  -0-              59,960
                                --------             --------            --------

            Total               $537,300             $115,407            $652,707
                                ========             ========            ========


NOTE 11 - Notes Payable, Stockholders

     Notes payable, stockholders at November 30, 1997 and 1996 consists of the following:


                                                                     1997          1996
                                                                  ----------    ----------
Note payable, stockholder/officer, with interest payable
monthly at 9%, convertible into shares of common stock at
$.10 per share. (A)                                               $   72,725    $  189,490

Note payable, stockholder/officer, due in monthly installments of $687, including interest at 5% through September 1996
This note is unsecured. (A)                                              -0-        12,138

Note payable, stockholder/director, due in monthly
installments of $4,597, including interest at 9% through
August 1997.  This note is unsecured. (A)                                -0-        39,860

Note payable, stockholder/director, due in monthly
installments of $6,360, including interest at 9% through
December 1996. (A)                                                       -0-         6,312

Note payable, stockholder, due June 30, 2000 with interest at
10% payable quarterly. (A)                                         1,500,000           -0-

Note payable, stockholder, due June 30, 2000 with interest
payable at 10% payable quarterly. (A)                                474,982           -0-
                                                                  ----------    ----------

                                 (Forward)                        $2,047,707    $  247,800
                                                                  ----------    ----------

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 11 - Notes Payable, Stockholders, continued

                                                                    1997          1996
                                                                 ----------    ----------
                        (Forward)                                $2,047,707    $  247,800

Note payable, stockholder, due June 30, 2000 with interest at
10% payable quarterly. (A)                                          722,600           -0-

Demand promissory note payable, stockholder/director, with
interest payable monthly at 9% (see Note 18)                        224,626       279,353
                                                                 ----------    ----------

     Total Notes Payable, Stockholders                            2,994,933       527,153

Less:  current maturities                                           297,351       405,212
                                                                 ----------    ----------

     Notes Payable, Stockholders, net of current maturities      $2,697,582    $  121,941
                                                                 ==========    ==========

     (A) These notes are subordinated to the Company's credit facility with the bank (see Note 10).

     Interest expense charged to operations on the notes payable, stockholders amounted to approximately $41,161 and $42,858 in 1997 and 1996, respectively.

     Maturities of notes payable, stockholders at November 30, 1997 are as follows:


                      Year Ending
                      November 30,                       Amount
                      ------------                       ------
                          1998                         $  297,351
                          1999                                -0-
                          2000                          2,697,582
                                                       ----------

                            Total                      $2,994,933
                                                       ----------


NOTE 12 - Income Taxes

     The Company files a consolidated federal income tax return. The provision for income taxes for the years ended November 30, 1997 and 1996 consists of the following:


                                                             1997         1996
                                                            -------      -------
     Current Taxes:
     Federal                                                $   171      $ 5,000
     State and City                                          11,725       31,282
                                                            -------      -------

          Total Current Taxes        (Forward)              $11,896      $36,282
                                                            -------      -------

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 12 - Income Taxes

                                                           1997           1996
                                                        ---------      ---------
          Total Current Taxes        (Forward)          $  11,896      $  36,282
                                                        ---------      ---------

     Deferred Tax (Benefit) Expense
     Federal                                             (115,000)       115,000
     State and City                                       (24,000)        24,000
                                                        ---------      ---------

          Total Deferred Tax (Benefit) Expense           (139,000)       139,000
                                                        ---------      ---------

                                                        $(127,104)     $ 175,282
                                                        =========      =========

     The provision for income taxes for the year ended November 30, 1996 is net of a tax benefit from the utilization of net operating loss carryforwards of approximately $615,000.

     For Federal income tax purposes, at November 30, 1997, the Company has approximately $645,000 of net operating loss carryforward available, $197,000 expiring in 2010 and $448,000 expiring in 2011.

     Deferred tax asset (liability) at November 30, 1997 and 1996 consists of the following:


                                                         1997            1996
                                                      ---------       ---------
     Gross deferred tax asset                         $ 267,500       $  72,000
     Gross deferred tax liability                      (116,500)       (211,000)
     Valuation allowance                               (151,000)            -0-
                                                      ---------       ---------

          Total Deferred Tax Liability                $     -0-       $(139,000)
                                                      =========       =========

     The deferred tax asset represents primarily net operating loss carryforwards. The deferred tax liability is related primarily to the temporary timing differences in depreciation of fixed assets and income earned under the installment sale method for note receivable.


NOTE 13 - Treasury Stock

     On December 5, 1991 the Company, at a cost of $520,000 ($20,000 in cash and a promissory note for $500,000), acquired from a former director and his wholly-owned corporation, 5,870,857 shares of the Company's stock, stock options originally granted during December 1987 to purchase 2,100,000 shares at $.07 per share, stock options originally granted during March 1990 to purchase 1,000,000 shares at $.25 per share, additional options to purchase 450,000 shares and warrants to acquire 600,000 shares of the Company's common stock. Additionally, the Company is committed to paying the former director, in the event of a public offering of the Company's stock or sale of the Company prior to March 5, 1998, $75,000 and delivering 325,000 shares of the common stock and 350,000 shares of Class B preferred stock of the acquiring Company.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 13 - Treasury Stock, continued

     On July 17, 1997 the Company acquired 300,000 shares of the Company's stock from the minority interest stockholders of a consolidated subsidiary at a cost of $88,416, as part of a $144,000 thirty-six (36) month loan at 7% interest (see Note 10).


NOTE 14 - Investment in Subsidiary

     On July 26, 1995, the Company acquired 51.66% of the issued and outstanding shares of Spectique in exchange for 300,000 shares of common stock of the Company in a stock swap transaction. This transaction has been recorded under the purchase method.

     The Company also received the option at any time to repurchase the shares that were issued to Spectique for $88,416, payable in 36 monthly installments. The Company also received the option to purchase the remaining Spectique shares under certain circumstances. On July 17, 1997 the Company exercised this option and acquired the remaining 48.34% of the outstanding common stock for $72,176 paid in the form of forgiveness of $17,192 of advances to Spectique and $54,632 as part of a total $144,000 thirty-six (36) month loan at 7% interest (see Note 10).

     In addition, the Company agreed to loan and advance up to $88,416 to the sellers of the Spectique stock, drawn at a maximum of $1,228 per month. As of November 30, 1997 and 1996, $-0- and $14,736 was advanced under this agreement, respectively.


NOTE 15 - Investment in Affiliates

     On November 18, 1997 the Company acquired 40% of the outstanding common stock (200 shares) and 275,000 shares of preferred stock of 21st Century Optics, Inc. ("21st Century") for $450,000, in the form of cash, inventory, fixed assets and a promissory note of $243,817 (see Note 10). The preferred stock is convertible into not more than 10% of the issued and outstanding common stock of 21st Century. The investment in the unconsolidated affiliate is recorded under the equity method of accounting which approximated cost at November 30, 1997. In addition, the Company received an option to purchase the remaining outstanding shares of common stock for four times the earnings before interest, income taxes, depreciation and amortization for the two years ending August 30,2000. The Company may exercise this option after August 20, 2000.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 15 - Investment in Affiliates, continued

     For the year ended November 30, 1997 the Company purchased $520,440 of optical lenses from 21st Century.

     On October 29, 1997 the Company acquired 100,000 shares of General Vision Express, Inc. which represents 50% of the issued and outstanding shares of the unconsolidated affiliate. The Company paid $120,745 for these shares in the form of cash and book value of all the shares of a newly formed wholly-owned subsidiary. The investment in the unconsolidated subsidiary is recorded under the equity method of accounting and approximated cost at November 30, 1997.

     In January 1996, the Company acquired 41% of the issued and outstanding shares of three entities: Infinity Optical, Inc. Innovation Vision, Inc. and Horizon Eyes, Inc. (the "Stores") for an aggregate 1,000,000 shares of common stock of the Company in a stock swap transaction. This investment is carried at cost because the Company does not exercise significant influence over the Stores operating and financial activities. On July 29, 1997 the Company agreed to sell their 41% of the issued and outstanding common stock of the stores for a $250,000 promissory note (see Note 6).


NOTE 16 - Sale of Hearing Aid Division

     In June 1996, the Company sold substantially all the assets of its Hearing Aid Division for $500,000, recognizing a gain of $488,740 on the sale. In addition, the Company received an option to purchase an aggregate of 500,000 shares of the purchaser's common stock which represents 50% of the purchaser's issued and outstanding common stock on the closing date. The exercise price of the option will be $.20 per share, payable at the Company's option, in cash or by exchange of its common stock at the then market value.


NOTE 17 - Retirement Plans

     The Company has a 401(k) savings plan for the benefit of eligible employees. Contributions to the 401(k) plan are based upon a percentage of the employees' elected contributions. For the years ended November 30, 1997 and 1996, Company contributions to the plan amounted to $28,858 and $26,157, respectively.

     The Company also contributes to a multi-employer pension plan on behalf of its union employees. For the years ended November 30, 1997 and 1996, Company contributions to the plan amounted to $42,316 and $76,328.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 18 - Commitments and Contingencies

     Employment and Consulting Agreements

     The Company has an employment agreement with a stockholder/officer providing for annual compensation in the approximate amount of $295,000 during the term of the agreement. In addition the agreement provides for health insurance coverage, term life insurance not less than $500,000 with the stockholder's wife designated as beneficiary, term life insurance not less than $2,000,000 payable to the Company as beneficiary with the proceeds used to purchase the outstanding shares of common stock of the stockholder's estate upon his death and a monthly automobile allowance not to exceed $450 per month. This agreement is set to expire on May 31, 2002 but is automatically renewable from year to year thereafter.

     The Company entered into an employment agreement with a stockholder on January 1, 1995 providing for annual compensation in the amount of $75,000 in 1995 with annual increases of $5,000 through 2004, plus incentive commissions of 2% of yearly voucher sales not to exceed $130,000 for 1995 and increasing $5,000 per year thereafter. In connection with this agreement, in the event of a sale of the Company by or in progress at January 1, 1998, either through a stock purchase or an asset purchase, the stockholder will receive a total of 12% of the sales price as payment for the stockholder's outstanding shares in the Company which at November 30, 1997 consisted of 2,050,000 shares of stock (the "Net Payment"). If no sale transaction has been completed by January 1, 1998 and none is in progress at that time the Company agrees to grant the stockholder an option to purchase a sufficient number of shares over a seven year period, commencing January 1, 1998, to enable the stockholder to acquire a 25% percent stock interest in the Company, subject to certain dilution provisions as defined under the agreement. Pursuant to the amendment of the employment agreement dated September 1, 1997, upon closing of the Action merger transaction (see
     Note 24), the Company will issue 2,100,000 shares of the Company's common stock to the stockholder in lieu of the Net Payment. These additional 2,100,000 shares will be exchanged for Action shares. However, delivery of the Action shares will be delayed for one year from the commencement date of the new employment agreement and provided further that the stockholder is still employed with the Company or its successors at that time. In the event the Action merger does not occur for any reason, neither the 2,100,000 shares of the Company nor the Action shares will be issued to the stockholder. Thereafter during the term of the employment agreement, the stockholder will receive upon any subsequent sales, merger or acquisition of the Company eight (8%) of the gross consideration.

     The Company has an employment agreement with a stockholder/officer providing for annual compensation in the approximate amount of $150,000 during the term of the agreement. The agreement provides for a bonus during the first twelve months of the contract not to exceed 30% of the base salary if certain financial goals are achieved. In addition the agreement provides for health insurance coverage, term life insurance equal to two and one half times the annual compensation with the beneficiary to be designated by the stockholder and an automobile allowance not to exceed $450 per month. The agreement is set to expire April 30, 1999 but is automatically renewable from year to year thereafter.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 18 - Commitments and Contingencies, continued

     Employment and Consulting Agreements, continued

     The Company has an employment agreement with its general counsel/director of business development providing for annual compensation in the approximate amount of $50,000 during the term of the agreement. In addition the agreement provides for health insurance coverage, term life insurance qual to two and one half times the annual compensation with the beneficiary to be designated by the counsel/director and an automobile allowance not to exceed $450 per month. The agreement is set to expire August 31, 2002 but is automatically renewable year to year thereafter.

     The Company has an employment agreement with an officer providing for an annual compensation of $100,000 during the term of the agreement. If the officer terminates employment with a related entity, the annual compensation shall be increased to $160,000. In addition, the agreement provides for health insurance coverage, term life insurance equal to two and one half times the annual compensation with the beneficiary to be designated by the officer and an automobile allowance not to exceed $450 per month. The agreement is set to expire July 31, 2002 but is automatically renewable year to year thereafter.

     The Company has a consulting agreement with a stockholder/director of professional services providing for annual compensation in the amount of $135,000 during the term of the agreement. The agreement also provides for a $200 per week director's fee, disability insurance coverage and a monthly automobile allowance not to exceed $450 per month. The agreement is set to expire February 28, 2003.

     The Company has a consulting agreement providing for annual compensation of $96,000. The agreement is set to expire October 1, 2002, but is automatically renewable for successive five (5) year terms thereafter.

     The Company has a financial consulting agreement with a securities broker-dealer providing for compensation of $3,000 per month for the first six (6) months of the agreement and shall increase to $5,000 per month for the remaining fifty-four (54) months. The agreement is set to commence upon the completion of a sale or merger transaction of the Company.

     The Company has a consulting agreement for financial advisory services providing for annual compensation of $50,000 to be paid in quarterly installments of $12,500. The agreement is set to expire June 2002.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 18 - Commitments and Contingencies, continued

     The minimum future commitments under the terms of employment and consulting agreements are as follows:

                       Year Ending
                       November 30,                      Amount
                       ------------                    ----------
                        1998                           $  913,883
                        1999                            1,013,483
                        2000                              955,983
                        2001                              960,983
                        2002                              719,650
                        Thereafter                        330,517
                                                       ----------

                             Total                     $4,894,499
                                                       ==========

     Distribution of Store Profits

     The Company has agreements with several of its store managers to pay commissions based upon individual store profits. Under the terms of these agreements, the Company withholds payments of these commissions until an agreed upon amount has accrued. The withheld commissions, which are reflected in the accompanying balance sheet as deferred commissions payable, are payable without interest over a two year period commencing upon termination of employment.

     The Company has an agreement with a store optometrist/stockholder whereby the Company and the optometrist/stockholder share in the operating profits of two stores. This agreement provides that the Company distribute one-half of such stores' net operating profits on a monthly basis. At November 30, 1997 and 1996 the Company owed this optometrist/stockholder $224,626 and $279,353, respectively, pursuant to this agreement (see Note 11).

     Royalty Agreement

     On December 22, 1993, the Company entered into a licensing agreement effective January 1, 1994 for a term of fifteen (15) years with Pildes Management Corp., to operate four optical centers in New York and use the "Pildes" and "Pildes Optical" trademarks. Under the terms of the agreement, the Company must remit monthly royalty payments of $4,333 for the six month period commencing July 1, 1994 and ending December 31, 1994, plus 8% of the gross sales exceeding $650,000 of the four centers in the aggregate during the same six month period. For all periods subsequent to January 1, 1995, the Company shall pay royalties at a rate of 8% per month of aggregate gross sales for the four centers, with a minimum annual aggregate royalty payment. Royalty expense for the years ended November 30, 1997 and 1996 was $47,058 and $52,000, respectively.

     In connection with this agreement the Company also entered into two equipment lease agreements. The first requires monthly installments of $2,105 for 36 months and the second requires monthly installments of $2,215 for 54 months.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 18 - Commitments and Contingencies, continued

     Leasing Arrangements

     The Company is committed under several noncancellable operating leases expiring at various dates through 2005. The Company is responsible for the annual base rent plus taxes, a percentage of sales above specific amounts, maintenance and certain other costs. Rental expense, net of sublease income of $135,466 and $173,622 for the years ended November 30, 1997 and 1996, respectively, was $1,370,041 and $1,546,033 for the years ended November 30, 1997 and 1996, respectively.

     The future rental commitments under noncancellable leases as of November 30, 1997 are as follows:


             Year Ending         Gross Rental     Sublease Income     Net Rental
             November 30,           Amount            Amount            Amount
             ------------           ------            ------            ------
                 1998             $1,383,734        $   35,700        $1,348,034
                 1999              1,340,910            36,780         1,304,130
                 2000              1,309,863            37,860         1,272,003
                 2001              1,204,250               -0-         1,204,250
                 2002                958,999               -0-           958,999
              Thereafter           1,048,948               -0-         1,048,948
                                  ----------        ----------        ----------

                 Total            $7,246,704        $  110,340        $7,136,364
                                  ==========        ==========        ==========


NOTE 19 - Major Customer

     The Company had sales to one customer during the years ended November 30, 1997 and 1996 which approximated 11.5% and 13.0% of retail sales. The amount due from that customer at November 30, 1997 and 1996 was $241,942 and $195,600, respectively, and is included in accounts receivable in the accompanying financial statements.


NOTE 20 - Deferred Revenue

     On November 30, 1995, the Company sold a 50% interest in the profits and losses of one of its stores for an indefinite period for $192,000. The Company may elect to terminate this agreement under certain circumstances subsequent to May 31, 1997 for $100,000 plus additional amounts as defined in the agreement. Accordingly, the Company recorded deferred revenue of $100,000 at November 30, 1996. As the Company did not exercise this right, the deferred revenue of $100,000 was recognized during the year ended November 30, 1997.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 21 - Gain on Sale of Stores

     During the years ended November 30, 1997 and 1996, the Company sold stores as follows:


          Year Ended             Date           Location     Sale Price     Gain on Sale
          ----------             ----           --------     ----------     ------------
       November 30, 1997    April 1997        East Orange     $ 24,000        $  1,363

       November 30, 1996    May 1996          White Plains    $150,000        $113,499
       November 30, 1996    September 1996    Hicksville        85,000           5,818
                                                              --------        --------
                                                              $235,000        $119,317
                                                              ========        ========


NOTE 22 - Disposal of Laboratory

     In August 1997 the Company closed its laboratory pursuant to a condition of its acquisition of 40% of the outstanding common stock of 21st Century (see
     Note 15). A loss of $650,000 was recorded during the year ended November 30, 1997 related to this disposal. The loss consists primarily of severance and related benefits, real property lease expenses and non-salable inventory adjustments.


NOTE 23 - Stock Exchanged for Services

     During the year ended November 30, 1996, the Company issued 1,000,000 shares of common stock in exchange for management services rendered, and issued 300,000 shares of common stock in exchange for legal services rendered. The cost of the services have been charged to operations and additional paid-in capital has been increased by a total of $129,870, representing the excess of the cost of the services over the par value of the common stock issued.


NOTE 24 - Subsequent Events

     On August 10, 1997, the Company entered into a merger agreement with Action Industries, Inc. ("Action"), a Pennsylvania corporation whose stock is publicly traded whose stock is listed on the American Stock Exchange but whose stock trading has been halted since October 1996. The Merger Agreement provided for each shareholder of GVS to receive .1138 shares of Action's Common Stock and .1367 shares of Action's Series B Preferred Stock, subject to adjustment.

     The completion of the merger is subject to various conditions including approval of the shareholders of both companies.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 24 - Subsequent Events, continued

     On March 20, 1998, the Company entered into a stock purchase agreement with Action. Action acquired 26,800,000 shares of newly issued common stock of the Company. This represents 50.09% of the 53,507,278 issued and outstanding common stock of the Company at the time of this agreement. The purchase price of these shares of $5,197,582 is to be paid through the forgiveness of $2,697,582 of 10% promissory notes due June 30, 2000 to Action and the issuance of $2,500,000 6% promissory note due March 31, 2000 by Action to the Company. The terms of the merger agreement have not been otherwise materially altered.

     Future financial statements of the Companies will be issued on a consolidated basis.

     April 1, 1998 the Company agreed to sell to Action its option to acquire 50% of the outstanding common stock of General Hearing Services, Inc. ("Hearing") and promissory notes from Hearing totaling $700,000 in exchange for a $700,000 interest in a trust created to hold a judgement note.

     On May 1, 1998 the Company received from the bank a waiver on various covenants in the loan agreement and enables the Company to be in compliance with all the provisions and covenants in the loan agreement for the period ending November 30, 1997. Additionally the bank has agreed to extend this wavier to February 28, 1998.

                       [MARCUM & KLIEGMAN LLP Letterhead]


                        INDEPENDENT AUDITORS' REPORT ON
                    CONSOLIDATED SUPPLEMENTARY INFORMATION




To the Board of Directors and Stockholders of General Vision Services, Inc. and Subsidiaries


Our report on our audits of the basic consolidated financial statements of General Vision Services, Inc. and Subsidiaries for the years ended November 30, 1997 and 1996 appears on page one. These audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidated schedules of cost of revenues, laboratory expenses, store and selling expenses and general and administrative expenses are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.




                                        /s/ MARCUM & KLIEGMAN LLP
                                        -------------------------


March 17, 1998

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                 CONSOLIDATED SCHEDULES OF COST OF REVENUES AND
                               LABORATORY EXPENSES

                 For the Years Ended November 30, 1997 and 1996




                                                       1997             1996
                                                   ------------     ------------
COST OF REVENUES
  Inventory - beginning                            $  1,339,196     $  1,300,360
  Purchases                                           4,912,922        4,351,807
  Laboratory expenses                                 1,719,883        2,601,928
  Reimbursements to panel stores                      2,913,721        1,075,637

     Total Available For Sale                        10,885,722        9,329,732

  Less:  Inventory - ending                           1,015,721        1,339,196
                                                   ------------     ------------


     TOTAL COST OF REVENUES                        $  9,870,001     $  7,990,536


LABORATORY EXPENSES
  Salaries                                         $  1,412,575     $  1,538,194
  Payroll taxes                                         136,722          148,959
  Union expenses                                        112,296          132,663
  Rent, utilities and insurance                         250,407          265,887
  Supplies and other lab costs                          216,302          264,615
  Allocated general and administrative expenses         139,581          139,581
  Depreciation                                          102,000          112,029
  Loss on disposal of laboratory                       (650,000)             -0-
                                                   ------------     ------------


     TOTAL LABORATORY EXPENSES                     $  1,719,883     $  2,601,928
                                                   ============     ============


         See independent auditors' report on supplementary information.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                       CONSOLIDATED SCHEDULES OF STORE AND
                                SELLING EXPENSES

                 For the Years Ended November 30, 1997 and 1996



                                                        1997             1996
                                                     ----------       ----------
  Salaries                                           $4,284,887       $4,497,353
  Employee incentives                                   578,937          538,794
  Temporary help                                        393,628          318,970
  Payroll taxes and employee benefits                   742,502          792,562
  Union expenses                                        102,394          120,622
  Rent, net                                           1,187,442        1,348,636
  Commercial rent tax                                    18,528           27,354
  Utilities                                             157,104          191,888
  Insurance                                              75,555           62,507
  Telephone                                             101,383          122,018
  Repairs and maintenance                                57,747           69,034
  Cleaning and janitorial                                41,539           48,724
  Messengers and freight                                113,643          144,871
  Postage                                                25,501           26,991
  Store supplies                                         58,116           62,680
  Equipment and furniture rental                         28,465           71,200
  Auto expenses                                           5,761            9,261
  Travel and entertainment                               23,427           59,547
  Advertising                                           591,588          161,658
  Marketing (allocated)                                 680,046          697,355
  Royalty Expense                                        47,059           52,000
  Stationery and printing                                64,992           71,509
  Recruitment                                                30            2,299
  Cash short                                             23,585            8,864
  Bank charges                                           38,329           36,149
  Depreciation                                           28,174           55,953
  Management fees                                       383,752              -0-
                                                     ----------       ----------


     TOTAL STORE AND SELLING EXPENSES                $9,854,114       $9,598,799
                                                     ==========       ==========


         See independent auditors' report on supplementary information.

                 GENERAL VISION SERVICES, INC. AND SUBSIDIARIES

                      CONSOLIDATED SCHEDULES OF GENERAL AND
                             ADMINISTRATIVE EXPENSES

                 For the Years Ended November 30, 1997 and 1996




                                                        1997            1996
                                                    -----------     -----------
  Officers' salaries                                $   362,669     $   328,359
  Office salaries                                     1,604,612       1,248,638
  Temporary help                                        128,138          94,383
  Payroll taxes and employee benefits                   325,740         216,803
  Stock compensation                                      - 0 -         100,000
  Rent, utilities and rent tax                          242,786         248,668
  Telephone                                              84,303          69,561
  Machine rentals and repairs                            47,628          30,308
  Office supplies and expenses                           14,018          15,271
  Data processing                                        95,597          60,629
  Professional fees                                      86,043         279,582
  Recruitment                                            28,404           6,290
  Insurance                                              24,641          25,003
  Auto expenses                                          19,937          38,572
  Travel, entertainment and promotions                  177,760         146,169
  Holiday expenses                                        9,713          10,742
  Advertising                                            28,284           7,390
  Contributions                                          17,151          11,550
  Officers' life insurance                               39,705          45,382
  Depreciation and amortization                         178,182         188,464
  Bank charges                                           26,034           5,312
  Miscellaneous                                         148,734          16,179
  Bad debts                                             354,329             -0-
                                                    -----------     -----------
                                                      4,044,408       3,193,255
  Less:  Administration charged to laboratory
             expenses                                  (139,581)       (139,581)

          Marketing charged to store expenses          (680,046)       (697,355)
                                                    -----------     -----------

     TOTAL GENERAL AND
      ADMINISTRATIVE EXPENSES                       $ 3,224,781     $ 2,356,319
                                                    ===========     ===========


         See independent auditors' report on supplementary information.